UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

MAMAMANCINI’S HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-0607116
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

25 Branca Road

East Rutherford, NJ 07073

(Address of principal executive offices)

(201) 531-1212

(Registrant’s telephone number, including area code)

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2014, the board of directors (the “Board”) of MamaMancini’s Holdings, Inc. (“MamaMancini’s” or the “Company”) approved the appointment of its President and a member of its Board, Mr. Matthew Brown, to serve as Chief Operating Officer of the Company. Mr. Brown will retain the title of President and continue to serve as a member of the Board. A brief biography of Mr. Brown’s professional work experience is below.

Matthew Brown has over 19 years of experience in the sales and marketing of products in the food industry. Beginning in February 2010 through the present, he has served as President of MamaMancini’s. From April 2001 until January 2012, he served as the President of Joseph Epstein Food Enterprises (“JEFE”), overseeing the day-to-day operations of their food manufacturing business. He previously worked as a marketing associate from September 1993 to December 1998 at Kraft Foods, Inc.

Mr. Brown received his B.A. from the University of Michigan in 1991 and his M.B.A. from the University of Illinois in 1993.

Family Relationships

Mr. Brown is the son-in-law of Mr. Carl Wolf, our Chief Executive Officer and Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAMAMANCINI’S HOLDINGS, INC.

October 29, 2014	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer